Exhibit 10.56

STOCK PURCHASE AGREEMENT

dated as of

December 8, 2006

between

FLIGHTTECHNICS LLC

as the Seller

and

WILLIS LEASE FINANCE CORPORATION

as the Buyer

STOCK PURCHASE AGREEMENT

STOCK PURCHASE AGREEMENT (“Agreement”), dated as of December 8, 2006 between Willis Lease Finance Corporation, a Delaware corporation (“Buyer”), and FlightTechnics LLC, a Delaware limited liability company (“Seller”).

RECITALS

A.            Seller owns and desires to sell 1,300,000 shares (“Shares”) of Common Stock.

B.            Seller has previously delivered a completed W-9 to Buyer.

C.            Buyer desires to purchase the Shares from Seller subject to the terms and conditions hereinafter set forth.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE 1: DEFINITIONS

SECTION 1.01. Definitions.  The following terms, as used herein, have the following meanings:

(a)           “Business Day” means any day that is not a Saturday, a Sunday or other day on which banks are required or authorized by Law to be closed in the city of San Francisco.

(b)           “Closing Date” means the date of the Closing.

(c)           “Common Stock” means the common stock, par value $0.01 per share, of Buyer.

(d)                                 “Lien” means, with respect to any property or asset, any mortgage, lien, pledge, charge, security interest or encumbrance in respect of such property or asset.

(e)                                  “Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

ARTICLE 2: PURCHASE AND SALE

SECTION 2.01. Purchase and Sale.  Subject to the terms and conditions of this Agreement, Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, all of the Shares at the Closing (as defined in Section 2.02 below).  The purchase price for the Shares (the “Purchase Price”) is $9.00 per share, for a total of $11,700,000 (the “Aggregate Purchase Price”).

SECTION 2.02. Closing.  The closing (the “Closing”) of the purchase and sale of the Shares hereunder shall take place within 3 Business Days after the date hereof at the offices of Gibson, Dunn & Crutcher LLP, located at One Montgomery Street, San Francisco, California.  On the date hereof, Seller shall deliver to Gibson, Dunn & Crutcher LLP a certificate or certificates representing the Shares (the “Certificates”) accompanied by stock powers duly endorsed in blank, with any required transfer stamps affixed thereto to be held in escrow until the Closing.  Buyer acknowledges that at any time prior to closing, Seller may instruct Gibson, Dunn & Crutcher LLP to return the Certificates and any accompanying stock powers to Seller.  At the Closing:

(a)                                  Seller shall direct Gibson, Dunn & Crutcher LLP to release and deliver the Certificates and any accompanying stock powers to Buyer.

(b)                                 Buyer shall make payment of the Aggregate Purchase Price for the Shares in U.S. dollars by wire transfer payable to Thelen Reid & Priest LLP’s client trust account in an amount equal to the Aggregate Purchase Price, pursuant to the wire instructions set forth on Exhibit A.

(c)                                  Upon release and delivery of the Certificates and accompanying stock powers to Buyer, Gibson, Dunn & Crutcher LLP shall inform Thelen Reid & Priest LLP of the release and Thelen Reid & Priest LLP will thereupon release the Aggregate Purchase Price to Seller.

SECTION 2.03. Failure to Close.  If the parties shall fail to close the transaction and consummate the purchase and sale of the Shares on or before the third Business Day after each party has executed this Agreement, this Agreement shall be void ab initio and be of no force and effect.

ARTICLE 3: REPRESENTATIONS AND WARRANTIES OF SELLER

Seller represents and warrants to Buyer as of the date hereof and as of the Closing Date that:

SECTION 3.01. Existence and Power.  Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware.

SECTION 3.02. Authorization.  The execution, delivery and performance by Seller of this Agreement and the consummation of the transactions contemplated hereby are within the powers of Seller and have been duly authorized by all necessary actions on the part of Seller, including any approvals required by its members.  This Agreement constitutes a legal, valid and binding agreement of Seller, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

SECTION 3.03. Ownership of Shares.  Seller is the record and beneficial owner of the Shares, free and clear of any Lien, and will transfer and deliver to Buyer at the Closing valid title to the Shares free and clear of any Lien. Seller has not granted any option or other right to acquire the Shares to any Person.

SECTION 3.04. Non-Contravention.  The execution and delivery by Seller of this Agreement and the consummation of the transactions contemplated hereby will not conflict with, constitute a default under or violate: (a) any of the terms, conditions or provisions of its articles of formation or LLC operating agreement; (b) any of the terms, conditions or provisions of any document, agreement or other instrument to which Seller is a party or by which Seller’s property is bound; or (c) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on Seller or Seller’s property.

SECTION 3.05. Certain Acknowledgements.  In connection with the purchase and sale contemplated by this Agreement, Seller hereby acknowledges that (a) Seller has the capacity to protect its own interests based upon its own financial expertise; and (b) Seller has been given the opportunity to review such documents and information (including Buyer’s financial statements), and ask such questions of management as Seller has deemed necessary or appropriate.  Seller has done its own due diligence and research regarding the valuation of Buyer, has made its own independent determination that the Purchase Price is fair, adequate and in Seller’s best interests, and Seller has not relied upon any statement, representation or warranty of Buyer or any of its employees or agents in determining to sell the Shares for the Purchase Price.

SECTION 3.06. No Further Representations and Warranties. Other than the Representations and Warranties set forth in Sections 3.01 to 3.05 above, no additional representations and warranties are given or made by Seller.

ARTICLE 4: REPRESENTATIONS AND WARRANTIES OF BUYER

Buyer represents and warrants to Seller as of the date hereof and as of the Closing Date that:

SECTION 4.01. Corporate Existence and Power.  Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

SECTION 4.02. Corporate Authorization.  The execution, delivery and performance by Buyer of this Agreement and the consummation of the transactions contemplated hereby are within the corporate powers of Buyer and have been duly authorized by all necessary corporate actions on the part of Buyer.  This Agreement constitutes a legal, valid and binding agreement of Buyer, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights and remedies generally.

SECTION 4.03. Non-Contravention.  The execution and delivery by Buyer of this Agreement and the consummation of the transactions contemplated hereby, and compliance by Buyer with any of the provisions hereof, will not conflict with, constitute a default under or violate (a) any of the terms, conditions or provisions of its certificate of incorporation or by-laws; (b) any of the terms, conditions or provisions of any document, agreement or other instrument to which Buyer is a party or by which its property is bound; or (c) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on it or its property.

SECTION 4.04. No Further Representations and Warranties. Other than the Representations and Warranties set forth in Sections 4.01 to 4.03 above, no additional representations and warranties are given or made by Buyer.

ARTICLE 5: FURTHER ASSURANCES

SECTION 5.01. Further Assurances.  Subject to the terms and conditions of this Agreement, Buyer and Seller will from time to time, after the Closing, take, or cause to be taken, such other actions and execute and deliver to any other party to this Agreement such further documents as may be reasonably requested by any other party to the Agreement in order to assure and confirm to such party

(a)                                the rights created hereby or intended now or hereafter so to be created by this Agreement; or

(b)                               the validity of any assignment documents or other documents of conveyance to be delivered at the Closing.

ARTICLE 6: MISCELLANEOUS

SECTION 6.01. Notices.  All notices and other communications hereunder shall be in writing and shall be deemed duly given (a) on the date of delivery if delivered personally, or if by facsimile, upon written confirmation of receipt by facsimile, e-mail or otherwise, or (b) on the first Business Day following the date of dispatch if delivered utilizing a next-day service by a recognized next-day courier.  All notices hereunder shall be delivered to the addresses set forth below, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to Buyer, at:	2320 Marinship Way, Suite 300
Sausalito, California 94965
Attention: Thomas C. Nord, Esq.
Facsimile: (415) 331-5167

with a copy (which shall not constitute notice) to:

Gibson, Dunn & Crutcher LLP
One Montgomery Street
31st Floor
San Francisco, California 94104
Attention: Peter T. Heilmann, Esq.
Facsimile: (415) 374-8450

If to Seller, at:	FlightTechnics LLC
c/o Wenger Plattner
Seestrasse 39
Goldbach Center
CH-8700 Kuesnacht
Switzerland
Attention: Rolf Winiger
Facsimile: +41 43 222 39 24

with a copy (which shall not constitute notice) to:

Thelen Reid and Priest 875 Third Avenue New York, NY-10022 Attention: Gregory Katz, Esq. Facsimile: (212) 829-2033

SECTION 6.02. Amendments and Waivers.  (a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and is signed, in the case of an amendment, by each party to this Agreement, or in the case of a waiver, by the party against whom the waiver is to be effective.

(b)           No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

SECTION 6.03. Expenses.  All costs and expenses incurred in connection with this Agreement shall be paid by the party incurring such cost or expense.

SECTION 6.04. Successors and Assigns.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns; provided that no party may assign, delegate or otherwise transfer any of its rights or obligations under this Agreement without the consent of each other party hereto.

SECTION 6.05. Governing Law.  This Agreement and all disputes or controversies arising out of or relating to this Agreement or the transactions contemplated hereby shall be governed by, and construed in accordance with, the internal laws of the State of New York, without regard to the laws of any other jurisdiction that might be applied because of the conflicts of laws principles of the State of New York (other than Section 5-1401 of the New York General Obligations Law).

SECTION 6.06. Jurisdiction.  Each of the parties irrevocably agrees that any legal action or proceeding arising out of or relating to this Agreement brought by the other party or its successors or assigns shall be brought and determined in any New York State or federal court sitting in the Borough of Manhattan in The City of New York (or, if such court lacks subject matter jurisdiction, in any appropriate New York State or federal court), and each of the parties hereby irrevocably submits to the exclusive jurisdiction of the aforesaid courts for itself and with respect to its property, generally and unconditionally, with regard to any such action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.  Each of the parties agrees not to commence any action, suit or proceeding relating thereto except in the courts described above in New York, other than actions in any court of competent jurisdiction to enforce any judgment, decree or award rendered by any such court in New York as described herein.  Each of the parties further agrees that notice as provided herein shall constitute sufficient service of process and the parties further waive any argument that such service is insufficient.  Each of the parties hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, (a) any claim that it is not personally subject to the jurisdiction of the courts in New York as described herein for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (c) that (i) the suit, action or proceeding in any such court is brought in an inconvenient forum, (ii) the venue of such suit, action or proceeding is improper or (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts.

SECTION 6.07. WAIVER OF JURY TRIAL.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

SECTION 6.08. Counterparts; Third Party Beneficiaries.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received a counterpart hereof signed by the other party hereto.  No provision of this Agreement is intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

SECTION 6.09. Entire Agreement.  This Agreement constitutes the entire agreement between the parties with respect to the subject matter of this Agreement and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to the subject matter of this Agreement.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

WILLIS LEASE FINANCE CORPORATION

By:	/s/ Thomas C. Nord
Name: Thomas C. Nord
Title: Senior Vice President

FLIGHTTECHNICS LLC

By:	/s/ W. William Coon, Jr.
Name: W. William Coon, Jr.
Title: Chairman & President

Signature page to Stock Purchase Agreement

Exhibit A

Thelen Reid & Priest, LLP - Attorney Special Account (Non-Interest Bearing)

Account # 53505184

ABA # 021-000-089 (Sometimes known as routing number)

SWIFT CODE: Citi US33

Citibank, N.A.

Citicorp Center

153 East 53rd Street

New York, New York 10043